UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2006

KIMBALL HILL, INC.

(Exact name of registrant as specified in its charter)

Illinois	333-133278	36-2177380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5999 New Wilke Road, Suite 504 Rolling Meadows, Illinois 60008
(Address of principal executive offices, including zip code)

(847) 364-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2006, Kimball Hill, Inc. (“Kimball Hill”) entered into a Subscription Agreement (the “Subscription Agreement”) and Investor Rights Agreement (the “Investor Rights Agreement”) with Equity Investments III, LLC (“Investor”), a Delaware limited liability company and a wholly-owned subsidiary of Residential Funding Corporation (“RFC”). Pursuant to the Subscription Agreement, Kimball Hill sold 952,380 shares of its common stock to Investor for an aggregate purchase price of $109,999,890. The net proceeds from the sale of the shares will be used to (i) reduce outstanding borrowings under Kimball Hill’s 2005 credit agreement, and (ii) redeem up to 330,000 shares of common stock from certain current and former directors and officers.

The Investor Rights Agreement provides for, among other things:

•                  the right of Investor to designate one member of Kimball Hill’s Board of Directors;

•                  the right of Investor to approve certain corporate actions, such as a change-in-control transaction;

•                  certain pre-emptive rights if Kimball Hill issues additional equity that dilutes Investor’s ownership below 20%;

•                  customary information rights and “drag along” and “tag along” rights;

•                  a right of first refusal if Investor wishes to sell its shares to a third party prior to December 31, 2009; and

•                  customary demand registration rights and piggy-back registration rights on secondary offerings.

Certain of the rights provided to Investor under the Investor Rights Agreement expire upon the consummation of an initial public offering.

Investor is an “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Kimball Hill made this determination based on the representations of Investor, which included, in pertinent part, that Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that Investor was acquiring the shares for investment purposes for its own account and not with a view to the resale or distribution, and that Investor understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. Thus, the shares of common stock may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and the certificate evidencing such shares contains a legend stating the same.

The above description of the Subscription Agreement and the Investor Rights Agreement is qualified in its entirety by reference to the copy of each of the Subscription Agreement and Investor Rights Agreement filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference in this Item 3.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)    Not applicable.

(b)    Not applicable.

(c)    As the next step in Kimball Hill’s operational leadership transition, C. Kenneth Love, Vice Chairman, will become Vice Chairman and President of Kimball Hill effective October 1, 2006. Kimball Hill previously announced that Isaac Heimbinder, Vice Chairman, President and Chief Operating Officer, will retire as President and Chief Operating Officer and will continue as a non-executive Vice Chairman, effective October 1, 2006. Biographical and other information with respect to Mr. Love required by Item 5.02(c) of Form 8-K is contained in Kimball Hill’s prospectus dated May 4, 2006, which is a part of Kimball Hill’s Registration Statement on Form S-4, as amended, and such information is incorporated by reference herein. The terms of Mr. Love’s employment agreement will not change as a result of his assuming the position of President.

(d)    In connection with the transaction described in Item 1.01 above and pursuant to the terms of the Investor Rights Agreement described above, the Kimball Hill Board filled the vacancy on the Board left open by the retirement of John P. Toren in April 2006 by electing Mr. Gregory B. Schultz as a director. Mr. Schultz is Senior Managing Director and President, Business Capital Group of RFC. The Board does not expect to name Mr. Schultz to any committee of the Board at this time.

In addition to the transaction described in Item 1.01 above, the following is a summary of the transactions between Kimball Hill and RFC or its affiliates since October 1, 2005.

Notes Payable

Kimball Hill was a party to several credit facilities and loans with RFC or its affiliates, which were used to fund acquisition, development or construction projects. All amounts outstanding under these facilities and loans were repaid on December 19, 2005 with proceeds from: (1) the issuance of $203 million of senior subordinated bonds, and (2) a new $500 million unsecured revolving credit facility. From October 1, 2005 until December 19, 2005, Kimball Hill paid approximately $3.0 million to RFC or its affiliates, which represented interest and fees payable under these facilities and loans.

Limited Partnership Investments

RFC or an affiliate is currently a limited partner in three consolidated partnerships formed by Kimball Hill to engage in certain residential development and construction projects. RFC or an affiliate has provided a total of $35 million in equity capital in exchange for ownership interests in the respective partnerships. As of June 30, 2006, RFC or an affiliate had a total capital balance of approximately $35 million.

The information in Item 1.01 above is incorporated herein by reference in this Item 5.02(d).

Item 7.01 Regulation FD Disclosure.

The information in Items 1.01, 3.02 and 5.02 above is incorporated herein by reference in this Item 7.01.

Item 9.01(d) Financial Statements and Exhibits.

Exhibit No.	Document

10.1	Subscription Agreement, dated September 12, 2006, by and among Kimball Hill, Inc. and Equity Investments III, LLC.

10.2	Investor Rights Agreement, dated September 12, 2006, by and among Kimball Hill, Inc. and Equity Investments III, LLC.

10.3	Employment Agreement, dated March 3, 2005, by and among Kimball Hill, Inc. and C. Kenneth Love (incorporated by reference to Kimball Hill’s Registration Statement on Form S-4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: September 12, 2006	/s/ Eugene K. Rowehl
	By:	Eugene K. Rowehl
	Its:	Senior Vice President and Chief Financial Officer